Exhibit 99.1

Microbot Medical Granted Patent Allowance in Japan; Global Jurisdictions
Recognizing Novel ‘One & Done’ Technology

HINGHAM, Mass., February 4, 2021 – Microbot Medical Inc. (Nasdaq: MBOT) has received official notification from the Japan Patent Office (JPO) that it intends to grant the Company a patent for its ‘One & Done’ guidewire technology for use with endoluminal interventions. Japan is the second jurisdiction to grant a patent for the ‘One & Done’ guidewire technology and further protects the novel technology the Company is currently developing.

“We are advancing our LIBERTY™ Robotic system, specifically the ‘One &Done’ technology, and we are committed to establish and secure barriers of entry through protecting our intellectual property and know-how,” commented Harel Gadot, CEO, President and Chairman. “We have received positive physician and industry feedback since unveiling the LIBERTY Robotic system last year, and we will integrate their shared opinion as we expand our IP platform.”

The allowed claims cover a double guidewire (movable core guidewire) comprising a first hollow guidewire (outer tube) and a second guidewire (inner core) deployed within the first guidewire (outer tube), and an adjuster mechanism operable to displace the second guidewire (inner core) longitudinally relative to the first guidewire between at least three states. Each such state is characterized with its distal tip curvature and stiffness.

Globally, the Company now holds a total of 41 patents issued/allowed and 22 pending patent applications.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, focused primarily on both natural and artificial lumens within the human body. Microbot’s current proprietary technological platforms provide the foundation for the development of a Multi Generation Pipeline Portfolio (MGPP).

Microbot Medical was founded in 2010 by Harel Gadot, Prof. Moshe Shoham, and Yossi Bornstein with the goals of improving clinical outcomes for patients and increasing accessibility through the use of micro-robotic technologies. Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements pertaining to the registered direct offering, timing, the amount and anticipated use of proceeds and statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions and the satisfaction of customary closing conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY and SCS, the outcome of its studies to evaluate LIBERTY, SCS and other existing and future technologies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

732-933-2754